SIGNATURES

Pursuant  to  the  requirements of Section 12 of  the  Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


GAMEWEAVER, INC.

By: /s/ Richard Wilk
Richard Wilk, President